  Exhibit 10.02

Warrant Exercise Agreement

This Warrant Exercise Agreement (this “Agreement”) is made as of March 30, 2018, by and among ACM Research, Inc. (“ACM”), ACM Research (Shanghai), Inc., a wholly owned subsidiary of ACM (“ACM Shanghai”), and Shengxin (Shanghai) Management Consulting Limited Partnership (“SMC,” and together with ACM and ACM Shanghai, the “Parties”).

Recitals

A. On December 9, 2016, SMC delivered to ACM Shanghai an aggregate amount of $2,981,259.26 (the “SMC Investment”) for potential investment in ACM Shanghai.

B. On March 14, 2017, the Parties entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which, among other things, (1) ACM issued to SMC a warrant (the “Warrant”) currently exercisable to purchase 397,502 Warrant Shares of ACM’s Class A common stock (the “Warrant Shares”), at a price of $7.50 per Warrant Share, for an aggregate exercise price of $2,981,259.26 (the “Aggregate Exercise Price”), subject to the terms, conditions and adjustments set forth in the Warrant, and (2) the Parties set forth the terms pursuant to which ACM Shanghai would repay the SMC Investment to SMC in cash or, in specified circumstances, by delivery of an equity interest in ACM Shanghai.

C. The Parties wish to set forth terms pursuant to which, in effect, (1) in connection with its exercise of the Warrant in full on the date of this Agreement, SMC will pay the Aggregate Exercise Price by borrowing funds from ACM and (2) in exchange for ACM’s rights to receive repayment of such borrowed funds from SMC, ACM Shanghai will deliver to ACM evidence of indebtedness in an amount equal to the Aggregate Exercise Price.

D. In order to give effect to the foregoing, contemporaneously with the execution and delivery of this Agreement, (1) SMC is exercising the Warrant in full and, in connection therewith, is delivering to ACM Shanghai (upon order of ACM), in full satisfaction of the Aggregate Exercise Price, a senior secured promissory note in the principal amount of the Aggregate Exercise Price (the “SMC Note”), and (2) ACM Shanghai is delivering to ACM an intercompany promissory note in the principal amount of the Aggregate Exercise Price (the “Intercompany Note”).

In consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Purchase and Sale of Warrant Shares.

1.1 Documents. Contemporaneously with the execution and delivery of this Agreement:

(a)
SMC is exercising the Warrant to purchase the Warrant Shares, pursuant to Subsection 3(a)(i) of the Warrant, by (a) surrendering the Warrant to ACM and (b) executing and delivering the SMC Note to ACM Shanghai, upon the request of ACM; and

(b)
ACM Shanghai is executing and delivering the Intercompany Note to ACM in consideration for the SMC Note.

1.2 Closing; Delivery. Subject to the satisfaction of each of the conditions set forth in this Agreement, a closing for the purchase and sale of the Warrant Shares and the execution and delivery of the SMC Note and the Intercompany Note (the “Closing”) shall take place at the corporate headquarters of ACM on the date of this Agreement. At the Closing, ACM shall issue and sell the Warrant Shares to SMC and shall cause its transfer agent to register the Warrant Shares in book-entry form, against delivery at the Closing of the SMC Note and the Intercompany Note.

1.3 Conditions to ACM’s Obligations. The obligation of ACM to deliver the Warrant Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) The representations and warranties of each of ACM Shanghai and SMC contained in Sections 3 and 4, respectively, shall be true and correct in all material respects as of the Closing.

(b) Each of ACM Shanghai and SMC shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of ACM Shanghai and SMC as of or before the Closing.

(c) All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful purchase and sale of the Warrant Shares pursuant to this Agreement shall have been obtained and be effective as of the Closing.

1.4 Conditions to ACM Shanghai’s Obligations. The obligation of ACM Shanghai to deliver the Intercompany Note at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) The representations and warranties of each of ACM and SMC contained in Sections 2 and 4, respectively, shall be true and correct in all material respects as of the Closing.

(b) Each of ACM and SMC shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of ACM and SMC as of or before the Closing.

(c) All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful purchase and sale of the Warrant Shares pursuant to this Agreement shall have been obtained and be effective as of the Closing.

1.5 Conditions to SMC’s Obligations. The obligations of SMC to deliver the SMC Note and to acquire the Warrant Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) The representations and warranties of each of ACM and ACM Shanghai contained in Sections 2 and 3, respectively, shall be true and correct in all material respects as of the Closing.

(b) Each of ACM and ACM Shanghai shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each of ACM and ACM Shanghai as of or before the Closing.

(c) All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Warrant Shares pursuant to this Agreement shall have been obtained and be effective as of the Closing.

2. Representations and Warranties of ACM. ACM represents and warrants to each of ACM Shanghai and SMC as follows:

2.1 Authorization. All corporate action required to be taken to authorize ACM to enter into and perform this Agreement has been taken.

2.2 Binding Obligation. This Agreement constitutes a valid and legally binding obligation of ACM, enforceable against ACM in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3 Valid Issuance of Warrant Shares. The Warrant Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement and the SMC Note, applicable U.S. federal and state securities laws, and liens or encumbrances created by or imposed by SMC, including liens or encumbrances under this Agreement and the SMC Note.

2.4 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by ACM in connection with the consummation of the transactions contemplated by this Agreement.

2.5 Compliance with Other Instruments. ACM is not in violation or default (a) of any provisions of its organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to ACM, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of ACM. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event that results in the creation of any lien, charge or encumbrance upon any assets of ACM or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to ACM.

3. Representations and Warranties of ACM Shanghai. ACM Shanghai represents and warrants to each of ACM and SMC as follows:

3.1 Authorization. All action required to be taken to authorize ACM Shanghai to enter into and perform this Agreement and the Intercompany Note has been taken.

3.2 Binding Obligation. Each of this Agreement and the Intercompany Note constitutes a valid and legally binding obligation of ACM Shanghai, enforceable against ACM Shanghai in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by ACM Shanghai in connection with the consummation of the transactions contemplated by this Agreement.

3.4 Compliance with Other Instruments. ACM Shanghai is not in violation or default (a) of any provisions of its organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to ACM Shanghai, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of ACM Shanghai. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event that results in the creation of any lien, charge or encumbrance upon any assets of ACM Shanghai or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to ACM Shanghai.

4. Representations and Warranties of SMC. SMC represents and warrants to each of ACM and ACM Shanghai as follows:

4.1 Authorization. All action required to be taken to authorize SMC to enter into and perform this Agreement and the SMC Note has been taken.

4.2 Binding Obligation. Each of this Agreement and the SMC Note constitutes a valid and legally binding obligation of SMC, enforceable against SMC in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of any jurisdiction is required to be obtained by SMC in connection with the consummation of the transactions contemplated by this Agreement.

4.4 Compliance with Other Instruments. SMC is not in violation or default (a) of any provisions of its organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any statute, rule or regulation applicable to SMC, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of SMC. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event that results in the creation of any lien, charge or encumbrance upon any assets of SMC or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to SMC.

4.5 Purchase Entirely for Own Account. SMC is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent and not with a view to the resale or distribution of any interest in the Warrant Shares. SMC has no present intention of selling, granting any participation in or otherwise distributing any interest in the Warrant Shares. SMC does not presently have any contract, undertaking, agreement or arrangement with any individual or entity to sell, transfer or grant participations to either such individual or entity or any third party, with respect to the Warrant Shares.

4.6 Disclosure of Information. SMC has had an opportunity to discuss with ACM’s management the business, management and financial affairs of ACM and ACM Shanghai and the terms and conditions of the offering of the Warrant Shares, and SMC has had an opportunity to review ACM Shanghai’s facilities. The foregoing, however, does not limit or modify the representations and warranties of ACM and ACM Shanghai in Sections 2 and 3, respectively, or the right of SMC to rely thereon.

4.7 Restricted Securities. SMC understands that the Warrant Shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of SMC’s representations as expressed in this Agreement. SMC understands that the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to those laws, SMC must hold the Warrant Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, including a transfer outside of the United States in an offshore transaction in compliance with Rule 904 under the Securities Act of (if applicable). SMC acknowledges that ACM has no obligation to register or qualify for resale the Warrant Shares, except as set forth in the Registration Rights Agreement by and among ACM and certain of its stockholders (the “Registration Rights Agreement”). SMC further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the Warrant Shares, and on requirements relating to ACM that are outside of SMC’s control and that ACM is under no obligation, and may not be able, to satisfy.

4.8 Legends. SMC understands that the Warrant Shares, which will be held in book-entry form, may be notated with restrictive legends as ACM and its counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including a legend substantially to the following effect:

“THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION OF THE U.S. SECURITIES ACT OF 1933.”

4.9 Investor Status. SMC is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is not a U.S. person as defined in Regulation S under the Securities Act and the Warrant Shares have not been offered or sold within the United States as defined under the Securities Act. At the time of the origination of discussion regarding the offer and sale of the Warrant Shares and the date of the execution and delivery of this Agreement, SMC was at all times outside of the United States. SMC has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to receive the Warrant Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Warrant Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Warrant Shares, and (e) SMC’s receipt and continued beneficial ownership of the Warrant Shares will not violate any applicable securities or other laws of SMC’s jurisdiction.

5. Grant and Release of Security Interest.

5.1 Grant of Security Interest. As security for the performance of any and all obligations of SMC pursuant to the SMC Note, SMC pledges and grants to ACM Shanghai a continuing security interest in all right, title and interest of SMC in and to the Warrant Shares. SMC understands that the Warrant Shares, which will be held in book-entry form, may be notated with legends to evidence ACM Shanghai’s security interest, and SMC agrees to cooperate with ACM Shanghai in taking such other steps as ACM Shanghai may reasonably determine to be desirable to evidence, protect and preserve its security interest in the Warrant Shares.

5.2 Release of Security Interest. In the event SMC wishes to sell any of the Warrant Shares while the SMC Note remains outstanding, ACM Shanghai agrees that its security interest in such Warrant Shares will be released if, and only if, SMC complies with the provisions of this Subsection 5.2. In order to release the security interest in Warrant Shares in connection with a sale of such Warrant Shares, SMC must pay with respect to the SMC Note (a) principal of the SMC Note in an amount equal to $7.50 multiplied by the number of Warrant Shares being sold plus (b) the amount of interest accrued on such principal amount since the issue date of the SMC Note (with respect to such proposed sale, the “Required Note Payment”). In furtherance of the foregoing:

(a)
SMC shall provide to ACM Shanghai, at least ten days before the date of any such sale, a notice (a “Sale Notice”) specifying the number of Warrant Shares proposed to be sold and the date on which such sale is to occur and describing the manner in which SMC will pay the Required Note Payment with respect to such sale;

(b)
SMC shall promptly respond to any questions that ACM Shanghai may have with respect to such Sale Notice;

(c)
ACM Shanghai shall notify SMC, within five days of receipt of such Sale Notice, whether the proposed arrangements for the Required Note Payment are acceptable to ACM Shanghai in its sole discretion, it being understood that if such arrangements are not acceptable to ACM Shanghai, ACM Shanghai’s security interest in the Warrant Shares proposed to be sold will not be released and the sale cannot proceed; and

(d)
if the proposed arrangements for the Required Note Payment are acceptable to ACM Shanghai and SMC chooses to proceed with the sale of the Warrant Shares in accordance with the terms described in such Sale Notice,

(i)
SMC shall pay the amount of the Required Note Payment to ACM, upon order of ACM Shanghai;

(ii)
the amount of the Required Note Payment shall be applied to payment of the SMC Note in the principal and interest allocations set forth in the preceding sentence;

(iii)
in consideration of ACM Shanghai’s order for SMC to pay the Required Note Payment to ACM, the amount of the Required Note Payment shall be applied to payment of the Intercompany Note in the same principal and interest allocations as applicable to the SMC Note; and

(iv)
ACM Shanghai shall arrange for release of its security interest in such Warrant Shares, including the removal of any legends notated on such Warrant Shares to evidence ACM Shanghai’s security interest.

6. Miscellaneous.

6.1 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of each Party contained in this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the other Parties.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Interpretation. For purposes of this Agreement:

(a)
headings used in this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement;

(b)
references to a Section or Subsection refer to a Section or Subsection of this Agreement, unless specified otherwise;

(c)
the words “include” and “including” shall not be construed so as to exclude any other thing not referred to or described;

(d)
the word “or” is not exclusive;

(e)
the definition given for any term shall apply equally to both the singular and plural forms of the term defined;

(f)
unless the context otherwise requires otherwise, references (i) to an agreement, instrument or other document (including this Agreement) mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules and regulations promulgated thereunder; and

(g)
this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) personal delivery to, or other actual receipt by, the Party to be notified and (b) when sent, if sent by electronic mail during normal business hours of the recipient, or, if not sent during the recipient’s normal business hours, then on the recipient’s next business day. All communications shall be sent to the respective Parties at their addresses or e-mail addresses as set forth on the signature page, or to such address or e-mail address as subsequently modified by written notice given in accordance with this Subsection 6.6. If notice is given to ACM or ACM Shanghai, a copy shall also be sent to Mark L. Johnson at K&L Gates LLP, State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

6.7 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

6.8 Amendments. Any term of this Agreement may be amended or terminated only with the written consent of the Parties.

6.9 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.10 Entire Agreement. This Agreement, the SMC Note, the Intercompany Note and the Registration Rights Agreement collectively constitute the full and entire understanding and agreement between the Parties with respect to the subject matter of this Agreement, the SMC Note, the Intercompany Note and the Registration Rights Agreement, and any other written or oral agreement relating to the subject matter of this Agreement, the SMC Note, the Intercompany Note or the Registration Rights Agreement existing between the Parties is expressly canceled. Upon execution and delivery of this Agreement, the Securities Purchase Agreement shall be of no further force and effect.

6.11 Dispute Resolution.

(a) The Parties (a) irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the U.S. District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the U.S. District Court for the District of Delaware, and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(b) Waiver of Jury Trial: Each Party waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the Warrant Shares, or the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims (including negligence), breach of duty claims, and all other common law and statutory claims. This Subsection 6.11(b) has been fully discussed by each of the Parties and these provisions will not be subject to any exceptions. Each Party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such Party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Parties have executed this Agreement as of the date first written above.

ACM Research, Inc.

By: /s/ David H. Wang
Name: David H. Wang
Title: Chief Executive Officer and President

Address:
42307 Osgood Road, Suite I
Fremont, CA 94539

ACM Research (Shanghai), Inc.

By: /s/ David H. Wang
Name: David H. Wang
Title: Chief Executive Officer and President

Address:
Building 4, No.1690
Cai Lun Road
Zhangjiang High Tech Park
Shanghai, P.R. China 201203

Shengxin (Shanghai) Management Consulting Limited Partnership

By: /s/ Jian Wang
Name: Jian Wang
Title: General Partner

Address:
Rm. 210-32, 2nd Fl. Building 1
38 Debao Rd.
Pilot Free Trade Zone
Shanghai, China

Signature Page to Warrant Exercise Agreement